                                                                     EXHIBIT 3.3


                          AGREEMENT AND PLAN OF MERGER

                                       OF

                       PRICE COMMUNICATIONS CORPORATION

                            (A NEW YORK CORPORATION)

                          PRICE HOLDINGS CORPORATION

                            (A NEW YORK CORPORATION)

                                      AND

                                 PCC SUB, INC.

                            (A NEW YORK CORPORATION)

                    (Pursuant to Section 902 of the Business
                   Corporation Law of the State of New York)


          AGREEMENT AND PLAN OF MERGER, dated as of_____   1997, by and among
PRICE COMMUNICATIONS CORPORATION, a New York corporation (the "COMPANY"), PCC SUB, INC., a New York corporation ("Sub"), and PRICE HOLDINGS CORPORATION, a New York corporation ("Holdings").

          WHEREAS, the shareholders of the Company and the sole shareholder of Sub desire to merge Sub with and into the Company (the "Merger");

          WHEREAS, in a transaction that is to be undertaken together with, and is integrally related to, the Merger, Holdings will make an exchange offer to the stockholders of Palmer Wireless, Inc. which will enable such stockholder to receive common stock of Holdings in exchange for Palmer common stock (the "Exchange Offer");

          WHEREAS, the Boards of Directors of the Company and Sub have each determined that it is in the best interests of such corporations to merge Sub with and into the Company and to have this Merger and Exchange Offer qualify as a tax-free transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended;

          WHEREAS, the total number of outstanding shares of Sub is 100 shares of common stock, par value $.01 per share;

          WHEREAS, the total number of outstanding shares of the Company is 728,133 shares of Series A Preferred Stock, par value $.01 per share, ("Series A Preferred Stock") 364,066 shares of Series B Preferred Stock, par value $.01 per share, ("Series B Preferred Stock") 1,009,000 shares of Senior Payment-In-Kind Increasing Rate Preferred Stock, par value $.01 per share ("PIK Preferred Stock") (the Series A Preferred Stock, the Series B Preferred Stock, the PIK Preferred Stock and any other shares of the Company's preferred stock issued between the date hereof and the Effective Time (as hereinafter defined) being the "Preferred Stock") and 4,996,881 shares of common stock, par value $.01 per share (such shares and any other shares of the Company's common stock issued between the date hereof and the Effective Time being the "Common Stock");

          WHEREAS, all the issued and outstanding shares of the common stock of Sub are held by Holdings;

          NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the parties do hereby agree as follows:

          1. MERGER. On the terms and subject to the conditions hereof; on the Effective Date Sub shall be merged with and into the Company, with the effect that the Company (the "Surviving Corporation") shall be the surviving corporation from and after the Effective Time of the Merger. The separate existence of Sub (the "Terminating Corporation") shall cease at the Effective Time.

          2. NAME OF SURVIVING CORPORATION. AS OF the Effective Time, the name of the Surviving CORPORATION shall be changed to:

                                  PRICE, INC.

          3. NAME OF HOLDINGS. AS OF THE EFFECTIVE TIME, the name of Holdings shall be changed to:

                        PRICE COMMUNICATIONS CORPORATION

          4. CERTIFICATE OF INCORPORATION; BY-LAWS. AT THE EFFECTIVE TIME, THE Certificate of Incorporation and By-Laws of Sub shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended.

          5. DIRECTORS AND OFFICERS. The Directors and officers of the Company shall become the directors and officers of the Surviving Corporation at the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

          6. EFFECTIVE TIME. The Parties hereto shall cause the Merger to be consummated by delivering a Certificate of Merger (the "Certificate of Merger") to the Secretary of State of the State of New York, in such form as required by, and executed in accordance with the relevant provisions of; the Business Corporation Law of the State of New York (the "New

York Law"), for filing by the Secretary of State as promptly as practicable. Subject to and in accordance with the laws of the State of New York, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of the State of New York, or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

          7. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights (whether arising under contracts or otherwise), privileges, powers, franchises and property of the Company and Sub shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts and liabilities of the Company and Sub shall become the restrictions, disabilities, duties, debts, and liabilities of the Surviving Corporation, except as set forth herein.

          8.   CONVERSION OF SHARES.

          (a) Each share of Common Stock of the Company outstanding immediately prior to the Merger, each share of Series A Preferred Stock of the Company outstanding immediately prior to the Merger, each share of Series B Preferred Stock of the Company outstanding prior to the Merger and each share of PIK Preferred Stock of the Company outstanding immediately prior to the Merger shall, at the Effective Time of the Merger, be converted into one (1) share of the common stock Holdings, par value $.01 per share ("Holdings Common Stock"), one (1) share of the Series A Preferred Stock of Holdings, par value $.01 per share ("Holdings Series A Preferred Stock"), one (1) share of the Series B Preferred Stock of Holdings, par value $.01 per share ("Holdings Series B Preferred Stock"), and one share of the PIK Preferred Stock of Holdings, par value $.01 per share ("Holdings PIK Preferred Stock"), respectively. At the Effective Time, the certificates theretofore representing shares of the Surviving Corporation will automatically, without any exchange, represent the shares of Holdings Common Stock, Holdings Series A Preferred Stock, Holdings Series B Preferred Stock and Holdings PIK Preferred Stock for which the shares of the Surviving Corporation have been converted. As a result of the Merger, Sub will be merged with and into the Company, and the Company's shareholders will become shareholders of Holdings.

          (b) Upon consummation of the Merger at the Effective Time, Holdings shall hold 100 shares of the common stock of the Surviving Corporation, no par value, constituting all the issued and outstanding shares of the Surviving Corporation's capital stock.

          9. STOCK OPTIONS AND WARRANTS. At the Effective Time, Holdings shall assume the rights and obligations of the Company under stock options granted and warrants issued by the Company with respect to Company's Common Stock and the Company's PIK Preferred Stock ("Assumed Options"). Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his or her stock option and compliance with applicable law, to purchase the same number of shares of Holdings Common Stock (the "Option Shares") for the same exercise price per share. Each Assumed Option shall constitute a continuation of the corresponding Assumed Option substituting Holdings for the Company,

Holdings Common Stock for the Company's Common Stock and Holdings PIK Preferred Stock for the Company's PIK Preferred Stock, and substituting, if applicable, employment by Holdings or any of its subsidiaries for employment by the Company or any of its subsidiaries, effective at the Effective Time. Except as provided in this Section, all of the terms and provisions of each Assumed Option shall be the same as the terms and provisions of the corresponding Assumed Option, including, but not limited to, the times when the Assumed Option may be exercised in relation to the date of the granting of the corresponding Existing Company Option. As soon as practicable after the Effective Time, Holdings will send written notice of the assumption of the Assumed Options to each holder thereof. Holdings will take all corporate and other action necessary to reserve a sufficient number of shares of Holdings Common Stock.

          10. AMENDMENT, WAIVER OR TERMINATION. The Company, Holdings and Sub may amend any of the terms of; or waive any of the conditions to, this Agreement before the Effective Time and before or after shareholder approval, provided that such amendment will not, in the opinion of the Board of Directors of the Company, have any materially adverse effect on the shareholders of the Company. In addition, this Agreement may be terminated at any time prior to the Effective Time by mutual consent duly authorized by the Boards of Directors of the Company.

                                 [END OF TEXT]

                               [EXECUTION PAGE]

          IN WITNESS WHEREOF, this Agreement and Plan of Merger is hereby executed and attested on behalf of each of the constituent corporations parties
hereto on this   day of July, 1997.


                                        PRICE COMMUNICATIONS CORPORATION


                                        BY:
                                           --------------------------
                                           Name:
                                           Title:

Attest:


---------------
Secretary

                                        PC SUB, INC.


                                        BY:
                                           --------------------------
                                           Name:
                                           Title:


Attest:


---------------
Secretary

                                        PRICE HOLDINGS CORPORATION


                                        BY:
                                           --------------------------
                                           Name:
                                           Title:

Attest:


---------------
Secretary